UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2022

Thorne HealthTech, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40826	27-2877253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 W. 57th Street
New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (929) 251-6321

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	THRN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2022, Thorne HealthTech, Inc. (“Thorne”, or the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Fifth Third Bank, N.A. (“Fifth Third” or the “Lender”), with an effective date of December 21, 2022. All capitalized terms not defined herein shall have the meaning assigned to them in the Credit Agreement, which is attached hereto as Exhibit 10.1. Under the terms of the Credit Agreement, the Lender will provide (i) a Revolving Credit Promissory Note to the Company in the amount of $45.0 million (the “Revolver”), which is attached hereto as Exhibit 10.2, and (ii) a Term Loan Promissory Note to the Company in the amount of $12.0 million (the “Term Loan”), which is attached hereto as Exhibit 10.3. Under the terms of the Credit Agreement, the Company is required to make principal payments of borrowings under the Term Loan beginning January 21, 2024, and then on 21st calendar day of each month thereafter, until all principal outstanding is repaid. The Company may repay principal amounts on borrowings under the Revolver and reborrow them, as necessary, up through the Expiration Date of December 15, 2027.

Outstanding borrowings under the Credit Agreement will be subject to interest at a rate equal to the Term Secured Overnight Financing Rate (SOFR) plus Applicable Margin, defined as 1.40%. Interest is calculated on the basis of a 360-day year and the actual number of days elapsed. The Company will pay interest on any outstanding borrowings beginning January 21, 2023, and then on the same calendar day of each month thereafter, until all principal outstanding is repaid under the Credit Agreement. The Revolver is subject to an Unused Commitment Fee equal to 0.2% per year. The Unused Commitment Fee is due on January 21, 2023, and on the same calendar day of each month thereafter, until the expiration of the Credit Agreement.

As a sub-facility under the Revolver, the Lender will provide up to $5.0 million in commercial and standby letters of credit (the “Letters of Credit”). Any outstanding and undrawn Letters of Credit shall be reserved under the Revolver and such amount shall not be available for borrowings. Letters of Credit issued under the Credit Agreement are subject to Fifth Third’s customary issuance, presentation, amendment and other processing fees, and other standard costs and charges.

The proceeds of the Term Loan and Revolver will be used to fund a portion of the total required investment related to the expansion of the Company's manufacturing and distribution facility located in Summerville, South Carolina. The letter of credit previously issued by SMBC on October 29, 2021, in the amount of $4.9 million and secured by a cash deposit of $4.9 million, will be returned to the Company in exchange for $4.9 million of the Letters of Credit issued under the Credit Agreement.

All borrowings under the Credit Agreement are guaranteed by Thorne Research, Inc., a subsidiary of Thorne, and secured by substantially all personal property of the Company, including depository accounts, receivables, inventory, equipment, general intangibles, and other unencumbered assets, as set forth in the related Guaranty and Security Agreement, which is attached hereto as Exhibit 10.4.

Upon the occurrence of any default, all outstanding and unpaid amounts under the Credit Agreement, including unpaid interest, fees, or costs shall become due and payable.

The Credit Agreement contains various restrictions and covenants applicable to the Company. Among other requirements, the Company must maintain compliance with certain financial covenants, including a Senior Net Leverage Ratio and a Fixed Charge Coverage Ratio, as follows:

i.
Senior Net Leverage Ratio, as defined, not to exceed (a) 3.0:1.0 as of the end of the Fiscal Quarters ending March 31, 2023; June 30, 2023; and September 30, 2023; (b) 2.75:1.0 as of the end of the Fiscal Quarters ending December 31, 2023; March 31, 2024; June 30, 2024; and September 30, 2024; (c) 2.50:1.0 as of the end of the Fiscal Quarters ending December 31, 2024; March 31, 2025; June 30, 2025; and September 30, 2025; (d) 2.25:1.0 as of the end of the Fiscal Quarters ending December 31, 2025; March 31, 2026; June 30, 2026; and September 30, 2026; and (e) 2.0:1.0 as of the end of the Fiscal Quarters ending December 31, 2026; March 31, 2027; June 30, 2027; and September 30, 2027.
ii.
Fixed Charge Coverage Ratio, as defined, of at least 1.20:1.0, as of the end of any Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 2023.

The Company incurred no closing costs or origination fees in connection with the issuance of the Credit Agreement. The Company was responsible for and paid $60 thousand in legal fees incurred by the Lender.

The foregoing description of the Credit Agreement, Revolving Credit Promissory Note, Term Loan Promissory Note, and Guaranty and Security Agreement, does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, Revolving Credit Promissory Note, Term Loan Promissory Note, and Guaranty and Security Agreement, filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Credit Agreement, Revolving Credit Promissory Note, Term Loan Promissory Note, and Guaranty and Security Agreement, set forth in Item 1.01, are incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated December 21, 2022, between Thorne HealthTech, Inc., as borrower, and Fifth Third Bank N.A., as lender.
10.2	Revolving Loan Promissory Note, dated December 21, 2022, between Thorne HealthTech, Inc., as borrower, and Fifth Third Bank N.A., as lender.
10.3	Term Loan Promissory Note, dated December 21, 2022, between Thorne HealthTech, Inc., as borrower, and Fifth Third Bank N.A., as lender.
10.4	Guaranty and Security Agreement, dated December 21, 2022, by Thorne HealthTech, Inc. and Thorne Research, Inc., as guarantor, together, grantors, in favor of Fifth Third Bank, N.A.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THORNE HEALTHTECH, INC.

Date:	December 22, 2022	By:	/s/ Bryan K. Conley
Bryan K. Conley, Chief Financial Officer